Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Annual Report on Form 10-K of Concurrent Computer Corporation (the “Corporation”) for the year ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President and Chief Executive Officer of the Corporation certifies that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

September 20, 2017

/s/ Derek Elder
Derek Elder
President and Chief Executive Officer
(Principal Executive Officer)